EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-122801) pertaining to the Smith & Nephew 2004 Executive Share Option Scheme

(2) Registration Statement (Form S-8 No. 333-122801) pertaining to the Smith & Nephew 2004 Performance Share Plan

(3) Registration Statement (Form S-8 No. 333-122801) pertaining to the Smith & Nephew 2004 Co-investment Plan

(4) Registration Statement (Form S-8 No. 333-13694) pertaining to the Smith & Nephew 2001 US Share Plan

(5) Registration Statement (Form S-8 No. 333-12052) pertaining to the Smith & Nephew U.S. Employee Stock Purchase Plan

(6) Registration Statement (Form S-8 No. 33-39814) pertaining to the Smith & Nephew 1990 International Executive Share Option Scheme

(7) Registration Statement (Form S-8 No. 33-39802) pertaining to the Smith & Nephew 1985 Share Option Scheme

(8) Registration Statement (Form S-8 No. 33-39814) pertaining to the Smith & Nephew Long Service Award Scheme of our reports dated 20 March 2007, with respect to the consolidated financial statements of Smith & Nephew plc, Smith & Nephew plc’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Smith & Nephew plc, included in this Form 20-F.

Ernst & Young LLP

London, England

28 March 2007